UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 15, 2008
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6G 2T3 (Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
3.02	Unregistered Shares of Equity Securities.
9.01	Financial Statements and Exhibits.

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Effective on October 15, 2008, Douglas Lake Minerals Inc. (the "Company") completed a non-brokered private placement pursuant to which the Company has now issued from treasury an aggregate of 5,000,000 common shares of the Company (each a "Share"), at a subscription price of $0.20 per Share, for gross proceeds of $1,000,000.00.

The Company relied on an exemption from registration under the United States Securities Act of 1933, as amended, provided by Regulation S, based on representations and warranties provided by the purchaser of the Shares in its subscription agreement as entered into between the purchaser and the Company.

The net proceeds of the offering will be used to advance the Company's Tanzanian gold project, for other exploration and development activities, for land and project acquisitions and for general corporate purposes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: October 17, 2008.	By: /s/: "Harpreet (Harp) Singh Sangha"__ Name: Harpreet (Harp) Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

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